EXHIBIT 10.5

GRANT AGREEMENT FOR
LONG-TERM INCENTIVE PROGRAM
PERFORMANCE-BASED RESTRICTED STOCK UNITS
FOR SENIOR EXECUTIVES UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN
This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant – Performance-Based Restricted Stock Units (the “Notice”). The Notice accompanying this Grant Agreement is deemed a part of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between Mattel and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.
Restricted Stock Units
1.Grant. Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Performance Units”), subject to adjustment, forfeiture, and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in the Notice. The number of Performance Units specified in the Notice reflects the target number of Performance Units that may be earned by the Holder. The Company and the Holder acknowledge that the Performance Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the Shares, if any, that the Holder may become entitled to receive under this Grant Agreement, and (b) will, except as provided in Sections 4 and 5 hereof, be forfeited by the Holder if the Holder’s termination of employment occurs before the Settlement Date (as defined in Section 7, below), and are further subject to cancellation (and any shares of Common Stock or cash delivered in settlement of the Performance Units are subject to recapture) if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.
2.    Performance Criteria. Subject to the Holder’s continuous employment through the Settlement Date and subject to Section 6 below, the Holder will earn a number of Performance Units on the Settlement Date determined based on the achievement of a three-year goal related to free cash flow (the “Company Performance Measure”) and the relative total stockholder return (“Relative TSR”) during the period beginning on January 1, 2018 and ending on December 31, 2020 (the “Performance Cycle”), in each case, as determined by the Committee.
3.    Dividend Equivalent Rights. The Performance Units are granted with Dividend Equivalent rights, as set forth in this Section 3. As of each payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the commencement date of the Performance Cycle and before all of the Performance Units are settled or forfeited as set forth below, the Holder shall be credited (without interest) with an additional number of Performance Units, in whole or in fractions thereof, in an amount determined by dividing (i) the aggregate cash dividends that would have been paid on such dividend payment date in respect of the number of shares of Common Stock underlying the Performance Units actually earned by the Holder in accordance with this Grant Agreement, by (ii) the Common Stock closing price on the ex-dividend date (two trading days prior to the record date). All such additional Performance Units shall be subject to the same terms and conditions (including vesting conditions and Dividend Equivalent rights) applicable to the Performance Units in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the Performance Units to which they are related, in accordance with Section 7. Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
4.    Consequences of Termination of Employment. The consequences of the Holder’s termination of employment during the Performance Cycle and before a Change in Control shall be as follows:

i.
In the case of a termination of the Holder’s employment with the Company (a “Termination of Employment”) by the Company for Cause, the Performance Units shall be forfeited as of the date of the Termination of Employment.

ii.
In the case of a Termination of Employment after June 30, 2018 (a) at a time when the Holder has attained at least 55 years of age and completed at least five Years of Service (other than as a result of a Termination of Employment by the Company for Cause), or (b) as a result of the Holder’s death or Disability, the number of Performance Units earned shall be determined as follows: first, the Committee shall determine the number of Performance Units earned based on actual achievement of the Company Performance Measure and Relative TSR following the end of the Performance Cycle; and second, the number of Performance Units so obtained shall be multiplied by a fraction, the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. Such number of Performance Units shall then be settled in accordance with Section 7 as for all other holders whose awards are settled on the Settlement Date.

iii.	In all other cases, the Performance Units shall be forfeited as of the date of the Termination of Employment.
5.    Change in Control. If a Change in Control occurs and the Holder has remained continuously employed by the Company until at least immediately prior to the Change in Control, the Performance Units shall not vest in accordance with the terms of Section 18 of the Plan and the number of Performance Units earned shall be determined as follows:

i.
If the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Performance Units will not be honored or assumed, or new rights that substantially preserve the terms of the Performance Units substituted therefor, by the Holder’s employer (or the parent of such employer) immediately following the Change in Control, the number of Performance Units earned shall equal the greater of (a) the number that equals 100% of the target award level payout, and (b) the number that would have been earned based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Change in Control and Relative TSR (calculated as if the most recently completed fiscal year prior to such Change in Control had been the end of the Performance Cycle).

ii.
If the Committee determines that the Performance Units have been assumed and, before the Settlement Date, the Holder has a Termination of Employment by the Company without Cause or by the Holder for Good Reason (as defined below) within the 24-month period immediately following a Change in Control, the number of Performance Units earned shall equal the greater of (a) the number that equals 100% of the target award level payout, and (b) the number that would have been earned based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Termination of Employment and Relative TSR (calculated as if the most recently completed fiscal year prior to such Termination of Employment had been the end of the Performance Cycle).

Any Performance Units which are earned pursuant to this Section 5 shall be settled on or within 60 days after the Change in Control or Termination of Employment, as applicable, but in no event later than the Settlement Date, in accordance with Section 7. For purposes of this Section 5, the Termination of Employment shall be considered to be for “Good Reason” if, without the Holder’s express written consent, there is a material diminution in the duties, authority, or responsibilities of the Holder, provided that the Holder gives the Company written notice of the intent to terminate employment within 60 days of the occurrence of such event and the Company fails to cure such event (to the extent curable) within 30 days of its receipt of such notice. If such event is not cured, the Holder must terminate employment within 120 days following the initial occurrence of the event giving rise to the Termination of Employment for Good Reason.
6.    Termination, Rescission and Recapture. The Holder specifically acknowledges that the Performance Units and any shares of Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Performance Units and/or the recapture of any shares of Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such shares of Common Stock. Except as provided in the next sentence, as a condition of the settlement of the Performance Units, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Termination of Employment has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Termination of Employment of the Holder that occurs within the 24-month period after a Change in Control.
7.    Payout of Performance Units. Within 15 business days following the Committee’s certification of the Company Performance Measure and Relative TSR for the Performance Cycle in the fiscal year following the end of the Performance Cycle, but in no event later than March 15th of such fiscal year (the “Settlement Date”), subject to Section 9 below, the Company shall settle each earned Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock, as the Company may in its sole discretion determine (and the Company may settle some Performance Units in shares of Common Stock and some in cash). In the case of Performance Units settled by delivery of shares of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or shares of Common Stock to be delivered in settlement of Performance Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Performance Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries, or other person(s), the “Holder’s Heir”).
8.    Code Section 409A. Mattel believes that the Performance Units do not constitute “deferred compensation” within the meaning of Section 409A of the Code. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure that the Performance Units will not be subject to Section 409A of the Code, or alternatively to ensure that they comply with Section 409A of the Code, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.
Notwithstanding anything in this Grant Agreement to the contrary, to the extent that any payment or benefit constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Holder’s Termination of Employment, all references to the Holder’s Termination of Employment shall be construed to mean a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), and the Holder shall not be considered to have a Termination of Employment unless such termination constitutes a Separation from Service with respect to the Holder.
9.    Tax Withholding. The Company shall withhold from the cash and/or shares of Common Stock deliverable in settlement of the Performance Units an amount necessary to satisfy the income taxes, social taxes, payroll taxes, and other taxes required to be withheld in connection with such settlement. If such payment is in the form of shares of Common Stock deliverable on the Settlement Date, the Fair Market Value of such shares on the Settlement Date shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to Mattel). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (i) satisfy such obligation by causing the forfeiture of a number of Performance Units having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy the minimum required amount of such withholding (unless higher withholding is permissible without adverse accounting consequences to Mattel), or (ii) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion. The Company may, in its discretion, withhold any amount necessary to pay the applicable taxes from the Holder’s regular salary/wages or any other amounts payable to the Holder, with no withholding of shares of Common Stock, or may require the Holder to submit payment equivalent to the minimum taxes required to be withheld (unless higher withholding is permissible without adverse accounting consequences to Mattel) by means of certified check, cashier’s check, or wire transfer.
Further, if the Holder becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Holder acknowledges that the Company may be required to withhold or account for taxes in more than one country. In the event the withholding requirements for the applicable taxes are not satisfied, no shares of Common Stock will be issued to the Holder (or the Holder’s estate) upon settlement of the Performance Units unless and until satisfactory arrangements (as determined by Mattel in its sole discretion) have been made by the Holder with respect to the payment of any such applicable taxes. By accepting the Performance Units, the Holder expressly consents to the methods of withholding as provided hereunder. All other taxes related to the Performance Units and any shares of Common Stock delivered in settlement thereof shall be the sole responsibility of the Holder.
10.    Compliance with Law.

i.
No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the shares of Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

ii.
If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

iii.
If the Holder is a resident of or employed in a country other than the United States, the Holder agrees, as a condition to the grant of the Performance Units, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to this Performance Units) in accordance with local foreign exchange rules and regulations in the Holder’s country of residence (and country of employment, if different). In addition, the Holder agrees to take any and all actions, and consents to any and all actions taken by Mattel, as may be required to allow Mattel to comply with local laws, rules, and regulations in the Holder’s country of residence (and country of employment, if different). Finally, the Holder agrees to take any and all actions that may be required to comply with the Holder’s personal legal and tax obligations under local laws, rules, and regulations in the Holder’s country of residence (and country of employment, if different).

iv.
If the Holder is a resident of or employed in a country that is a member of the European Union, the grant of the Performance Units and this Grant Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Performance Units is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Mattel, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to render it valid and enforceable to the full extent permitted under local law.

v.
Upon the issuance of shares of Common Stock in settlement of earned Performance Units, Mattel may require the Holder to sell such shares at any time to the extent the Holder's continued holding of such shares is prohibited under applicable law or is administratively burdensome (in which case, this Grant Agreement shall provide Mattel with the authority to issue sales instructions in relation to such shares of Common Stock on the Holder's behalf).

11.    Assignability. The Performance Units shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time.
12.    Certain Corporate Transactions. In the event of certain corporate transactions, the Performance Units shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, these Performance Units shall be subject to the provisions of Section 18 of the Plan.
13.    No Additional Rights.

i.
Neither the granting of the Performance Units nor their vesting or settlement shall (i) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

ii.
The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, (iii) the Plan and the benefits the Holder may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Company, (iv) any modifications or amendments of the Plan by Mattel, or a termination of the Plan by Mattel, shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Company, and (v) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions, and provisions of any such grants.

iii.
Without limiting the generality of subsections (a) and (b) immediately above and subject to Section 4 above, if there is a Termination of Employment of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Performance Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

iv.
The Holder's participation in the Plan is voluntary. The value of the Performance Units and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Holder's employment (and the Holder's employment contract, if any). Any grant under the Plan, including the grant of the Performance Units, is not part of the Holder's normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits, or similar payments.

14.    Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Performance Units unless and until shares of Common Stock have been issued in settlement thereof.
15.    Data Privacy Consent.

i.
The Company hereby notifies the Holder of the following in relation to the Holder's personal data and the collection, processing, and transfer of such data in relation to the grant of the Performance Units and the Holder's participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder's personal data is necessary for Mattel’s administration of the Plan and the Holder's participation in the Plan, and the Holder's denial and/or objection to the collection, processing, and transfer of personal data may affect the Holder's ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents, and agrees (where required under applicable law) to the collection, use, processing, and transfer of personal data as described herein.

ii.
The Company holds certain personal information about the Holder, including (but not limited to) the Holder's name, home address and telephone number, email address, date of birth, social security, passport, or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Performance Units, or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested, or outstanding in the Holder's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering, and managing the Holder's participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder's country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration, and operation of the Plan and for the Holder's participation in the Plan.

iii.
The Company will transfer Data as necessary for the purpose of implementation, administration, and management of the Holder's participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration, and management of the Plan. These recipients may be located in the European Economic Area, the United States, or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for purposes of implementing, administering, and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder's behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

iv.
The Holder may, at any time, exercise the Holder's rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin, and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing, or transfer of the Data which is not necessary or required for the implementation, administration, and/or operation of the Plan and the Holder's participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder's local HR manager.

16.    Compliance with Plan. The Performance Units and this Grant Agreement are subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, and the rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect the Performance Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.
17.    Effect of Grant Agreement on Individual Agreements. Notwithstanding the provisions of any Individual Agreement, (i) in the case of a conflict between the terms of the Holder’s Individual Agreement and this Grant Agreement, the terms of the Grant Agreement shall govern, and (ii) the vesting and settlement of Performance Units shall in all events occur in accordance with this Grant Agreement to the exclusion of any provisions contained in an Individual Agreement regarding the vesting or settlement of the Performance Units, and any such Individual Agreement provisions shall have no force or effect with respect to the Performance Units.
18.    Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan, the Grant Agreement and these Performance Units to the extent that it would be lawful to do so, and Mattel would not, in connection with this Grant Agreement, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and participation by the Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without Mattel being in breach of the laws of any such jurisdiction.
19.    No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying shares of Common Stock. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
20.    Insider Trading/Market Abuse Laws. The Holder may be subject to insider trading and/or market abuse laws in applicable jurisdictions, including the United States, the Holder’s country of residence, and the Holder’s country of employment (if different) that may affect the Holder's ability to acquire or sell shares of Common Stock under the Plan during such times the Holder is considered to have “inside information” (as defined in the laws of applicable jurisdictions). These laws may be the same or different from any insider trading policy of the Company. The Holder acknowledges that it is the Holder's responsibility to be informed of and compliant with such regulations.
21.    English Language. The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Units, be drawn up in English. If the Holder has received the Grant Agreement, the Plan or any other documents related to the Performance Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
22.    Electronic Delivery. Mattel will deliver any documents related to the Performance Units and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means unless otherwise determined by Mattel in its sole discretion.  The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Mattel or a third party designated by Mattel.
23.    Value of the Performance Units. The Holder acknowledges and agrees that the value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty and if the Holder earns Performance Units in accordance with the terms of this Grant Agreement and is issued shares of Common Stock, the value of those shares may increase or decrease. The Company shall not be liable for any foreign exchange rate fluctuation between the local currency of the Holder’s country of residence and the U.S. dollar that may affect the value of the Performance Units or of any amounts due to the Holder pursuant to the settlement of the Performance Units or the subsequent sale of any shares of Common Stock acquired upon settlement of the Performance Units.
24.    Addendum. Notwithstanding any provision of this Grant Agreement to the contrary, the Performance Units shall be subject to any special terms and conditions for the Holder’s country of residence (and country of employment, if different) as are set forth in the applicable addendum to the Grant Agreement (the “Addendum”). Further, if the Holder transfers residence and/or employment to another country reflected in an Addendum to the Grant Agreement, the special terms and conditions for such country (if any) will apply to the Holder to the extent Mattel determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Units and the Plan (or Mattel may establish alternative terms and conditions as may be necessary or advisable to accommodate the Holder’s transfer). Any applicable Addendum shall constitute part of this Grant Agreement.
25.    Additional Requirements. Mattel reserves the right to impose other requirements on the Performance Units, any shares of Common Stock acquired pursuant to the Performance Units, and the Holder’s participation in the Plan, to the extent Mattel determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate the operation and administration of the Performance Units and the Plan. Such requirements may include (but are not limited to) requiring the Holder to sign any agreements or undertakings that may be necessary or advisable to accomplish the foregoing.
Notwithstanding any provision of this Grant Agreement to the contrary, if the Holder does not accept the Performance Units (in accordance with the method specified by Mattel) by the six month anniversary of the date of grant, the Performance Units will be deemed accepted by Mattel, and the Holder shall be subject to the terms and conditions of the Plan, the rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee, and this Grant Agreement.

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ADDENDUM TO GRANT AGREEMENT
FOR LONG-TERM INCENTIVE PROGRAM PERFORMANCE-BASED RESTRICTED STOCK UNITS FOR SENIOR EXECUTIVES UNDER THE
MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

In addition to the terms of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) and the Grant Agreement for Long-Term Incentive Program Performance-Based Restricted Stock Units for Senior Executives (the “Grant Agreement”), the Performance Units are subject to the following additional terms and conditions as set forth in this addendum to the extent the Holder resides and/or is employed in one of the countries addressed herein (the “Addendum”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan and the Grant Agreement. To the extent the Holder transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Holder to the extent Mattel determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate the operation and administration of the Performance Units and the Plan (or Mattel may establish alternative terms and conditions as may be necessary or advisable to accommodate the Holder’s transfer).

Argentina

1.    Extraordinary Item of Compensation. The Holder acknowledges and agrees that the grant of Performance Units is made by Mattel (not any Subsidiary or Affiliate) in its sole discretion and that the value of the Performance Units or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, the Holder acknowledges and agrees that such benefits shall not accrue more frequently than on the Settlement Date.

2.    Securities Law Notice. Shares of Common Stock of Mattel are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

3.    Exchange Control Obligations. Exchange control regulations in Argentina are subject to frequent change. The Holder is solely responsible for complying with any applicable exchange control rules and should consult with his or her personal legal advisor prior to remitting proceeds from the sale of shares of Common Stock or cash dividends paid on such shares of Common Stock.

Australia

1.    Compliance with Law. Notwithstanding anything to the contrary in the Grant Agreement or the Plan, the Holder shall not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth) (the "Act"), any other provision of the Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.
2.    Australian Tax Treatment. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

3.    Securities Law Notice. The grant of the Performance Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees, which was distributed with the Grant Agreement and any other Plan documents.

Brazil

1.    Commercial Relationship. The Holder expressly recognizes that the Holder’s participation in the Plan and Mattel’s grant of the Performance Units do not constitute an employment relationship between the Holder and Mattel. The Holder has been granted the Performance Units as a consequence of the commercial relationship between Mattel and the Affiliate in Brazil that employs the Holder (to the extent the Holder is not employed by Mattel), and the Affiliate in Brazil is the Holder’s sole employer. Based on the foregoing, (a) the Holder expressly recognizes the Plan and the benefits the Holder may derive from participation in the Plan do not establish any rights between the Holder and the Affiliate in Brazil, (b) the Plan and the benefits the Holder may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Affiliate in Brazil, and (c) any modifications or amendments of the Plan by Mattel, or a termination of the Plan by Mattel, shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Affiliate in Brazil, if any.

2.    Extraordinary Item of Compensation. The Holder expressly recognizes and acknowledges that the Holder’s participation in the Plan is a result of the discretionary and unilateral decision of Mattel, as well as the Holder’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Grant Agreement, and this Addendum. As such, the Holder acknowledges and agrees that Mattel may, in its sole discretion, amend and/or discontinue the Holder’s participation in the Plan at any time and without any liability. The value of the Performance Units is an extraordinary item of compensation outside the scope of the Holder’s employment contract, if any. The Performance Units are not part of the Holder’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Affiliate in Brazil.

3.    Compliance with Law. By accepting the Performance Units, the Holder acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the settlement of the Performance Units, the issuance and/or sale of shares of Common Stock acquired under the Plan and the receipt of any dividends.

Canada

The following provisions apply if the Holder is a resident of Quebec:

1.    English Language. The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Units, be drawn up in English.  If the Holder has received the Grant Agreement, the Plan or any other documents related to the Performance Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue anglaise. Le détenteu (« Holder ») reconnaît et consent que c'est l'intention expresse du détenteur que cette convention (« Grant Agreement »), le Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à toute unité d’action assujettie à des restrictions (« Performance Units »), soit rédigés en anglais. Si le détenteur (« Holder ») reçoit cette convention (« Grant Agreement »), le Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan ou tout autre document lié aux unités d’action assujettie à des restrictions (« Performance Units ») dans une langue autre que l’anglais, et si le sens de la version traduite est différent de la version anglaise, la version anglaise contrôlera.

Chile

1.    Securities Law Notice. The offer of the Performance Units constitutes a private offering in Chile effective as of the Grant Date. The offer of the Performance Units is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the Performance Units are not registered in Chile, Mattel is not required to provide information about the Performance Units or the securities in Chile. Unless the Performance Units and/or the securities are registered with the SVS, a public offering of such securities cannot be made in Chile.

Ley de valores. La oferta de las Unidades se considera una oferta privada in Chile efectiva a partir de la Fecha de la Concesión.  La oferta de las Unidades se hace sujeta a la regla general no. 336 de la Superintendencia de Valores y Seguros Chilena (“SVS”).  La oferta se refiere a valores no inscritos en el registro de valores o en el registro de valores extranjeros de la SVS y, por lo tanto, tales valores no están sujetos a la fiscalización de ésta.  Dado que las Unidades no están registradas en Chile, no se requiere que Mattel provea información sobre las Unidades o valores en Chile.  Salvo que las Unidades y/o valores estén registradas con la SVS, no puede hacerse una oferta pública de tales valores en Chile.

2.    Exchange Control Obligations. Exchange control regulations in Chile are subject to change. The Holder should consult with his or her personal legal advisor regarding any exchange control obligations that the Holder may have in connection with the settlement of the Performance Units, cash dividends, or the sale of shares of Common Stock acquired at settlement.

China

Notwithstanding anything to the contrary in the Plan or the Grant Agreement, the following provisions will apply if the Holder is a People’s Republic of China (“PRC”) national or is otherwise determined to be subject to the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company:

1.Mandatory Sale of Shares of Common Stock. Upon the issuance of shares of Common Stock in settlement of vested Performance Units, Mattel may require the Holder to sell such shares at any time to the extent the Holder’s continued holding of such shares of Common Stock is prohibited under applicable law or is administratively burdensome (in which case, this Grant Agreement shall provide Mattel with the authority to issue sales instructions in relation to such shares of Common Stock on the Holder’s behalf).
The Holder further agrees that Mattel is authorized to instruct its designated broker to assist with any mandatory sale of the shares of Common Stock (on the Holder’s behalf pursuant to this authorization), and the Holder expressly authorizes such broker to complete the sale of such shares of Common Stock. The Holder acknowledges that Mattel’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, Mattel agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Holder in accordance with applicable exchange control laws and regulations and provided any liability for taxes resulting from the settlement of the Performance Units has been satisfied.
2.Exchange Control Obligations. The Holder understands and agrees that, due to exchange control laws in China, the Holder will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired at settlement of the Performance Units and any dividends received in relation to the shares of Common Stock. The Holder furthers understand that, under local law, such repatriation of the cash proceeds will need to be effectuated through a special exchange control account established by Mattel or a Subsidiary or Affiliate in China, and the Holder hereby consents and agrees that the proceeds from the sale of shares of Common Stock acquired under the Plan and any dividends received in relation to the shares of Common Stock may be transferred to such special account prior to being delivered to the Holder. The proceeds may be paid to the Holder in U.S. dollars or local currency at Mattel’s discretion. In the event the proceeds are paid to the Holder in U.S. dollars, the Holder understands that he or she will be required to set up a U.S. dollar bank account in China and provide the bank account details to his or her employer and/or Mattel so that the proceeds may be deposited into this account. The Holder also understands and acknowledges that Mattel may face delays in distributing the proceeds to the Holder due to exchange control requirements in China. As a result, the Holder understands and acknowledges that neither Mattel nor his or her employer can be held liable for any delay in delivering the proceeds to the Holder.
If the proceeds are paid to the Holder in local currency, the Holder acknowledges that Mattel is under no obligation to secure any particular foreign exchange conversion rate and acknowledges that Mattel may face delays in converting the proceeds into local currency due to exchange control restrictions in China. The Holder agrees that Mattel cannot be held liable for any delay in delivering the proceeds to the Holder. The Holder agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are paid and the time the (i) applicable taxes are converted to local currency and remitted to the tax authorities, and (ii) net proceeds are converted to local currency and distributed to the Holder through the special exchange control account.

The Holder agrees to sign any agreements, forms and/or consents that may be reasonably requested by Mattel (or Mattel’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. The Holder further agrees to comply with any other requirements that may be imposed by Mattel in the future in order to facilitate compliance with exchange control requirements in China.
France

1.    Nature of the Award. The Performance Units are not granted under the French specific regime provided by Articles L. 225-197-1 to L. 225-197-6 of the French commercial code.
2.    English Language. The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Units, be drawn up in English. If the Holder has received the Grant Agreement, the Plan or any other documents related to the Performance Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Langue anglaise. Le détenteur (« Holder ») reconnaît et accepte que c'est l'intention expresse du détenteur que la présente convention (« Grant Agreement »), le Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu du droit sur des actions assujetties à des restrictions (« Performance Units »), soient rédigés en anglais. Si le détenteur (« Holder ») reçoit la présente convention (« Grant Agreement »), le Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan ou tout autre document lié aux droits sur des actions assujetties à des restrictions (« Performance Units ») dans une langue autre que l’anglais, et si la signification de la version traduite est différente de la version anglaise, la version anglaise prévaudra.

Hong Kong

1.    IMPORTANT NOTICE. If the Holder is a resident of Hong Kong, the following provisions apply, notwithstanding any other provision of this Grant Agreement: The contents of the Plan, the Notice, this Grant Agreement, the Addendum, and all other related materials pertaining to the Performance Units and/or the Plan (the “Materials”) have not been reviewed by any regulatory authority in Hong Kong. The Holder is hereby advised to exercise caution in relation to the offer thereunder. If the Holder has any doubts about any of the contents of the Materials, the Holder should obtain independent professional advice.  The Performance Units and any shares of Common Stock issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of Mattel and its Affiliates. This Grant Agreement, the Addendum, the Plan, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Performance Units and any documentation related thereto are intended solely for the personal use of each individual award recipient and may not be distributed to any other person.

2.    Nature of the Plan. Mattel specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”) and will interpret and administer the Plan consistent with this position.
3.    Wages. The Performance Units and the shares of Common Stock subject to the Performance Units do not form part of the Holder’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

Mexico

1.    Extraordinary Item of Compensation. The Holder expressly recognizes and acknowledges that the Holder's participation in the Plan is a result of the discretionary and unilateral decision of Mattel, as well as the Holder's free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Grant Agreement and this Addendum. As such, the Holder acknowledges and agrees that Mattel may, in its sole discretion, amend and/or discontinue the Holder's participation in the Plan at any time and without any liability. The value of the Performance Units is an extraordinary item of compensation outside the scope of the Holder's employment contract, if any. The Performance Units are not part of the Holder's regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Holder’s employer.

Netherlands

1.    Waiver of Termination Rights. The Holder waives any and all rights to compensation or damages as a result of any Termination of Employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Holder ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

New Zealand

1.	Securities Law Notice.

The Holder is warned that this is an offer of rights to receive shares of Common Stock upon the settlement of the Performance Units subject to the terms of the Grant Agreement. Shares of Common Stock give the Holder a stake in the ownership of Mattel. The Holder may receive a return if dividends are paid. Shares of Common Stock are quoted on the NASDAQ Global Select Market (“Nasdaq”). This means the Holder may be able to sell them on the Nasdaq if there are interested buyers. The Holder may get less than he or she invested. The price will depend on the demand for the shares of Common Stock.

If Mattel runs into financial difficulties and is wound up, the Holder will be paid only after all creditors and holders of preference shares have been paid. The Holder may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Holder may not be given all the information usually required. The Holder will also have fewer other legal protections for this investment.

In compliance with applicable New Zealand securities laws, the Holder is entitled to receive, in electronic or other form and free of cost, copies of Mattel’s latest annual report, relevant financial statements and the auditor’s report on said financial statements (if any). The Holder may obtain copies of such documents on written request to equityadm@mattel.com. Filings made with the U.S. SEC also may be found at www.sec.gov.

The Holder should ask questions, read all documents carefully, and seek independent financial advice before acquiring shares of Common Stock.

Russia

1.    No Offering of Securities in Russia. The grant of the Performance Units is not intended to be an offering of securities within the territory of the Russian Federation, and the Holder acknowledges and understands that the Holder will be unable to make any subsequent sale of the Common Stock acquired pursuant to the Performance Units in the Russian Federation.

South Africa

1.    Tax Withholding. The following provision supplements Section 9 of the Grant Agreement:

By accepting the Performance Units, the Holder agrees to notify Mattel’s Affiliate in South Africa that employs the Holder of the amount of any income realized upon settlement of the Performance Units. If the Holder fails to advise Mattel's Affiliate in South Africa that employs the Holder of the income realized upon settlement of the Performance Units, the Holder may be liable for a fine. The Holder will be responsible for paying any difference between the actual tax liability and the amount withheld.

2.    Exchange Control Obligations. The Holder solely is responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, the Holder should consult with a legal advisor prior to the acquisition or sale of shares of Common Stock under the Plan to ensure compliance with current Exchange Control Regulations. Mattel shall not be liable for any fines or penalties resulting from the Holder's failure to comply with applicable laws.

3.    Securities Law Notice. Neither the Performance Units nor the underlying shares of Common Stock shall be publicly offered or listed on any stock exchange in South Africa.  The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.

Spain

1.    Severance for Cause. Notwithstanding anything to the contrary in the Plan or the Grant Agreement, “Cause” shall be defined in the Plan, irrespective of whether the Severance is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

2.    Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. In accepting the Performance Units, the Holder acknowledges that the Holder consents to participation in the Plan and have received a copy of the Plan. The Holder understands that Mattel has unilaterally, gratuitously, and in its sole discretion granted the Performance Units under the Plan to individuals who may be employees of Mattel or its Subsidiaries and Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Mattel or any of its Subsidiaries or Affiliates on an ongoing basis. Consequently, the Holder understands that the Performance Units are granted on the assumption and condition that the Performance Units and the shares of Common Stock acquired upon settlement of the Performance Units shall not become a part of any employment contract (either with Mattel or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary, for any purposes (including severance compensation) or any other right whatsoever. In addition, the Holder understands that this grant would not be made to the Holder but for the assumptions and conditions referenced above. Thus, the Holder acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Performance Units shall be null and void.

The Holder understands and agrees that, as a condition of the grant of the Performance Units and unless otherwise provided in the Grant Agreement, the unvested portion of the Performance Units as of the date of the Holder's Termination of Employment will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of the Termination of Employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute, or (ii) relocation under Article 40 of the Workers’ Statute. The Holder acknowledges that the Holder has read and specifically accepts the conditions referred to in the Grant Agreement regarding the impact of a Termination of Employment on the Holder's Performance Units.

Switzerland

1.    Securities Law Notice. The offer of the Performance Units is considered a private offering in Switzerland and therefore is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Performance Units (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed or otherwise made publicly available in Switzerland or (iii) has been or will be filed with, approved, or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

Turkey

1.Securities Law Notice. The Performance Units are made available only to employees of Mattel and its Affiliates, and the offer of participation in the Plan is a private offering. The grant of the Performance Units and any issuance of shares of Common Stock at settlement take place outside of Turkey. Further, the sale of shares of Common Stock acquired under the Plan must occur outside of Turkey.

United Kingdom

1.    Tax Withholding. The following provision supplements Section 7 of the Grant Agreement:

Without limitation to Section 7 of the Grant Agreement, the Holder agrees that he or she is liable for all tax-related items related to the Holder’s participation in the Plan and legally applicable to the Holder (“Tax-Related Items”) and hereby covenants to pay all such Tax-Related Items, as and when requested by Mattel or the Affiliate that employs the Holder (the “Employer”), or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or other relevant authority). The Holder also hereby agrees to indemnify and keep indemnified Mattel and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or other relevant authority) on the Holder’s behalf.

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